Exhibit 5.1

HUNTON ANDREWS KURTH LLP FILE NO: 126895.0000011

June 27, 2025

J.Jill, Inc.

4 Batterymarch Park

Quincy, MA 02169

J.Jill, Inc.

Registration Statement on Form S-8

Addressees:

We have acted as counsel to J.Jill, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of (i) 750,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), issuable under the Company’s Amended and Restated 2017 Omnibus Equity Incentive Plan (as amended, the “Plan”) and (ii) an aggregate of 614,805 shares of Common Stock (together with the shares in (i), the “Shares”) issuable in accordance with the Plan after having become reallocated to the Plan resulting from the “recycling” provisions of the Plan, which provide that unissued shares of Common Stock subject to certain forfeited, canceled, terminated or expired equity awards, and shares of Common Stock delivered to, or retained by, the Company to satisfy applicable tax withholding obligations of certain equity awards, may be reissued under the Plan.

This opinion letter is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company, certificates of public officials and officers of the Company and such other documents, certificates and records as we have deemed necessary to render the opinions set forth herein, including, among other things, (i) the Company’s Certificate of Incorporation, as amended through the date hereof, (ii) the Company’s Bylaws, as amended through the date hereof, (iii) the Plan, (iv) the Registration Statement, (v) resolutions of the Company’s Board of Directors, (vi) the report of the inspector of elections evidencing that the Company’s stockholders approved the amendment of the Plan at the 2025 Annual Meeting of Stockholders and (vii) a certificate issued by the Secretary of the State of Delaware on the date hereof, to the effect that the Company is existing under the laws of the State of Delaware and in good standing (the “Good Standing Certificate”).

ATLANTA AUSTIN BANGKOK BEIJING BOSTON BRUSSELS CHARLOTTE DALLAS DUBAI HOUSTON

LONDON LOS ANGELES MIAMI NEW YORK RICHMOND SAN FRANCISCO TOKYO TYSONS WASHINGTON, DC

www.Hunton.com

J.Jill, Inc.

June 27, 2025

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals thereof, (iii) the accuracy, completeness and authenticity of all corporate records and other information made available to us by the Company, (iv) the legal capacity of all natural persons, (v) the genuineness of all signatures not witnessed by us and (vi) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of certain documents by the Company).

As to factual matters, we have relied upon, and assumed the accuracy of, representations included in the documents submitted to us, upon certificates and other comparable documents of officers and representatives of the Company, upon statements made to us in discussions with management and upon certificates of public officials. Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.

We do not purport to express an opinion on any laws other than the General Corporation Law of the State of Delaware in effect on the date hereof.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof and appropriate to render the opinions set forth below, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

2. The Shares have been duly authorized and, when and to the extent issued in accordance with the terms of the Plan and any award agreement entered into under the Plan, the Shares will be validly issued, fully paid and nonassessable.

The opinion set forth in paragraph 1 above as to the valid existence and good standing of the Company is based solely upon our review of the Good Standing Certificate.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

J.Jill, Inc.

June 27, 2025

This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. This opinion letter is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any matters beyond the matters expressly set forth herein.

Very truly yours,

/s/ Hunton Andrews Kurth LLP